Nanophase Technologies Corporation S-1/A

Exhibit 5.1

Taft Stettinius & Hollister LLP 111 East Wacker, Suite 2600 Chicago, Illinois 60601

December 19, 2023

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, Illinois 60466

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

Nanophase Technologies Corporation, a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”) and the related prospectus (the “Prospectus” and together with the Registration Statement, the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the anticipated issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a price of $0.40 per full share (the “Subscription Price”). As described in the Registration Statement, up to 5,000,000 shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including (i) the Registration Statement, (ii) the Prospectus, (iii) a specimen certificate representing the Common Stock, (iv) a specimen certificate representing the Rights (the “Rights Certificate”), (v) the Certificate of Incorporation of the Company, as amended to date, (vi) the By-laws of the Company, as amended to date, and (vii) resolutions of the Board of Directors of the Company.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Upon the basis of such examination, it is our opinion that:

1.	The issuance of the Rights has been duly authorized and, when the Rights are issued to holders of Common Stock as contemplated in the Registration Statement, such Rights will be validly issued and fully enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.	The issuance and sale of the Rights Shares upon exercise of the Rights have been duly authorized and, when issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement, including payment of the Subscription Price, the Rights Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP